Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE
SEPTEMBER 27, 2011

CHESAPEAKE MIDSTREAM PARTNERS, L.P. ANNOUNCES
2011 THIRD QUARTER FINANCIAL RESULTS RELEASE
DATE AND CONFERENCE CALL INFORMATION

OKLAHOMA CITY, OKLAHOMA, SEPTEMBER 27, 2011 – Chesapeake Midstream Partners, L.P. (NYSE:CHKM) has scheduled its 2011 third quarter financial results to be released after the close of trading on the New York Stock Exchange on Tuesday, November 8, 2011.  The Partnership has also scheduled a conference call to discuss the results for Wednesday, November 9, 2011 at 9:00 a.m. EST.

The telephone number to access the conference call is 719-325-2306 or toll-free 800-575-5790.  The passcode for the call is 1424647.  We encourage those who would like to participate in the call to dial the access number between 8:50 and 9:00 a.m. EST.

For those unable to participate in the conference call, a replay will be available for audio playback from 12:00 p.m. EST on November 9, 2011 through 12:00 p.m. EST on November 23, 2011.  The number to access the replay is 719-457-0820 or toll-free 888-203-1112.  The passcode for the replay is 1424647.  The conference call will also be webcast live on the Internet and can be accessed by going to the Chesapeake Midstream Partners website at www.chkm.com in the “Events” subsection of the “Investors” section of the website.  An archive of the conference call webcast will also be available on the website.

Chesapeake Midstream Partners, L.P. is one of the industry’s largest midstream master limited partnerships and owns, operates, develops and acquires natural gas gathering systems and other midstream energy assets.  Headquartered in Oklahoma City, the Partnership's operations are focused on the Barnett Shale, Haynesville Shale and Mid-Continent regions of the U.S.  The Partnership’s common units are listed on the New York Stock Exchange under the symbol CHKM.  Further information is available at www.chkm.com where the Partnership routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

INVESTOR CONTACT:	MEDIA CONTACTS:		CHESAPEAKE MIDSTREAM PARTNERS, L.P.
Dave Shiels, CFO	Michael Kehs	Jim Gipson	900 N.W. 63rd
(405) 935-6224	(405) 935-2560	(405) 935-1310	P.O. Box 18355
dave.shiels@chk.com	michael.kehs@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154